UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our investment in Sorrel Phillips Creek Ranch Apartments and The Sovereign Apartments. All figures provided below are approximate.

On October 29, 2015, Bluerock Residential Growth REIT, Inc., through our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or our Operating Partnership, made a joint venture investment in Sorrel Phillips Creek Ranch Apartments, a 352-unit, Class A, multi-family community located at 5050 FM 423, Frisco, Texas 75034, or the Phillips Creek Property, and The Sovereign Apartments, a 322-unit, Class A, multi-family community located at 5301 Tarrant Parkway, Fort Worth, Texas 76244, or the Sovereign Property. Specifically, our Operating Partnership, through BRG DFW Portfolio, LLC, a Delaware limited liability company and a wholly owned subsidiary of our Operating Partnership, or BRG DFW Portfolio, through BR DFW Portfolio JV Member, LLC, a Delaware limited liability company and a wholly owned subsidiary of BRG DFW Portfolio, or BR JV Member, acquired a 95.0% limited liability company interest, or the BRG DFW Portfolio Interest, in BR Carroll DFW Portfolio JV, LLC, or BR Carroll JV Entity.

The BR Carroll JV Entity is the owner and holder of 100% limited liability company interests in (i) BR Carroll Phillips Creek Ranch, LLC, a Delaware limited liability company, or Phillips Creek Owner; (ii) BR Carroll Phillips Creek Ranch Holdings, LLC, a Delaware limited liability company, or Phillips Creek Holdings; (iii) BR Carroll Keller Crossing, LLC, a Delaware limited liability company, or Sovereign Owner; and (iv) BR Carroll Keller Crossing Holdings, LLC, a Delaware limited liability company, or Sovereign Holdings.

Concurrently and through BR Carroll JV Entity, we caused (i) Phillips Creek Holdings to acquire all of the membership interests of Villas Phillips Creek Partners, LLC, a Georgia limited liability company, or Villas Phillips Creek, and (ii) Sovereign Holdings to acquire all of the membership interests of FW Tarrant Partners, LLC, a Georgia limited liability company, or FW Tarrant. In addition and concurrently therewith, Bluerock caused (i) Phillips Creek Owner to acquire the Phillips Creek Property from Villas Phillips Creek; and (ii) Sovereign Owner to acquire the Sovereign Property from FW Tarrant.

The total purchase price paid for the membership interests of Villas Phillips Creek, the owner of the Phillips Creek Property, and FW Tarrant, the owner of the Sovereign Property, was $55,264,000 and $44,436,000, respectively. Each sale was based on arm’s length negotiations with an unaffiliated seller. In evaluating (i) Villas Phillips Creek and the underlying Phillips Creek Property and (ii) FW Tarrant and the underlying Sovereign Property as a potential investment, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, submarket demographics, community features and amenities, location, price per unit and occupancy.

Following our acquisition of Villas Phillips Creek and our investment in the Phillips Creek Property, the organizational structure with respect to the ownership of the Phillips Creek Property is such that: (i) the Phillips Creek Property is owned by Phillips Creek Owner and (ii) Phillips Creek Owner is wholly owned by BR Carroll JV Entity. The BR Carroll JV Entity is a joint venture entity owned 95.0% by BR JV Member and 5.0% by Carroll Co-Invest III DFW Portfolio, LLC, a Georgia limited liability company, or the Carroll Member.

Following our acquisition of FW Tarrant and our investment in the Sovereign Property, the organizational structure with respect to the ownership of the Sovereign Property is such that: (i) the Sovereign Property is owned by Sovereign Owner and (ii) Sovereign Owner is wholly owned by BR Carroll JV Entity.

BR Carroll JV Entity

BR JV Member initially invested approximately $32.9 million to acquire a 95.0% equity interest in the BR Carroll JV Entity, and the Carroll Member initially invested approximately $1.7 million to acquire a 5.0% equity interest in the BR Carroll JV Entity, and have entered into a joint venture operating agreement for the BR Carroll JV Entity, or the JV Agreement. The JV Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management and Major Decisions

BR JV Member is manager of BR Carroll JV Entity, subject to oversight by a management committee, which is controlled by BR JV Member. Under the JV Agreement, decisions of the management committee are subject to major decisions that are reserved to the members. These major decisions require the consent of both members, and include: (i) any capital transaction, including a refinancing or sale of either the Phillips Creek Property or the Sovereign Property; (ii) admission of additional members, subject to certain permitted affiliate transfers; (iii) liquidation, dissolution or termination of BR Carroll JV Entity, Phillips Creek Holdings, Phillips Creek Owner, Sovereign Holdings or Sovereign Owner; (iv) granting options, rights of first refusal, mortgages and similar interests in the Phillips Creek Property or the Sovereign Property; (v) selling or otherwise disposing of the Phillips Creek Property or the Sovereign Property; (vi) acquiring real property or other assets other than the Phillips Creek Property or the Sovereign Property; (vii) taking actions that are reasonably likely to expose a party to liability under a loan guaranty; (viii) instituting or settling legal claims in excess of $50,000; (ix) entering into any agreement with an affiliated party; (x) amending, refinancing or replacing any financing to which BR Carroll JV Entity, Phillips Creek Holdings, Phillips Creek Owner, Sovereign Holdings or Sovereign Owner is a party, or which encumbers the Phillips Creek Property or the Sovereign Property; (xi) incurring any capital expenses in excess of $50,000 unless pursuant to the approved annual business plan; (xii) making a loan to any member; (xiii) filing or initiating a bankruptcy or similar creditor protection action of BR Carroll JV Entity, Phillips Creek Holdings, Phillips Creek Owner, Sovereign Holdings or Sovereign Owner; (xiv) terminating the property management agreement or declaring a default thereunder, subject to cure provisions; although BR JV Member has certain heightened remedial rights with respect to a default by the Carroll-affiliated property manager; (xv) any amendment to the organizational documents of the BR Carroll JV Entity, Phillips Creek Holdings, Phillips Creek Owner, Sovereign Holdings or Sovereign Owner; or (xvi) making distributions to members other than in accordance with the JV Agreement. We refer to each of these herein as a JV Major Decision.

To the extent that BR JV Member and the Carroll Member are not able to agree on a JV Major Decision on or after October 29, 2017, either party may initiate a buy-sell process compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest. On or after October 29, 2017, either party may also initiate a process to compel the sale of either or both of the Phillips Creek Property or the Sovereign Property, and if the non-initiating party rejects the offer of sale, the initiating party may put its membership interest in BR Carroll JV Entity to the non-initiating party.

Additional Capital Contributions

The JV Agreement provides that either member may call for mandatory, protective additional capital contributions to protect BR Carroll JV Entity’s interest in either the Phillips Creek Property or the Sovereign Property (e.g., payment of taxes, repair of the property following uninsured damage, payment of insurance premiums, etc.), prevent a default under any financing (e.g., payment of debt service following an operating shortfall, reserves required by a lender, a reduction in principal required by a lender to meet loan to value requirements), or for funds required to refinance the property when the current financing has matured or will mature in the near future (e.g., commitment fees, loan application fees, equity infusions to meet market loan to value requirements, etc.). The JV Agreement further provides that the management committee may call for capital contributions as reasonably determined to be necessary to effect an investment or expenditure for any of the Phillips Creek Property, the Sovereign Property or BR Carroll JV Entity.

Distributions

Pursuant to the provisions of the JV Agreement, distributions are made generally as follows: (i) first, to the members, pro rata, in accordance with their ownership percentages until each member has received the greater of an internal rate of return of 10% or a return on the member’s total capital contributions equal to 1.3x thereof, (ii) second, 25% to the Carroll Member and 75% to BR JV Member, until BR JV Member has received an internal rate of return of 15%, and (iii) thereafter, 35% to the Carroll Member and 65% to BR JV Member; provided, however, if certain events occur, including the bankruptcy or dissolution of the Carroll Member or the affiliated property manager, or the occurrence of any gross negligence, fraud, or willful bad acts by Carroll Member or its affiliates with respect to either the Phillips Creek Property or the Sovereign Property, the distributions shall be made to the members, pro rata, in accordance with their percentage interests. Further, if a member fails to contribute required capital to the BR Carroll JV Entity, the other member has the right to make a loan to that defaulting member to fund the deficiency at a rate of 20% per annum, paid to the non-defaulting member from the defaulting member’s distributions until repaid in full.

Indirect Ownership Interests in the Phillips Creek Property and the Sovereign Property

As a result of the structure described above, we hold a 95.0% indirect equity interest in the Phillips Creek Property and the Sovereign Property and the Carroll Member holds the remaining 5.0% indirect equity interest in both properties.

The Phillips Creek Property and the Sovereign Property

The Phillips Creek Property and the Sovereign Property are located in the Dallas-Fort Worth market.

The Phillips Creek Property is a multi-family, Class A community located at 5050 FM 423, Frisco, Texas 75034. The community contains 352 units. The Phillips Creek Property includes amenities such as a resort style saltwater pool, poolside grills, state of the art fitness center, gourmet coffee and hot tea bar and cyber/business center. The one-, two- and three-bedroom units range from 660 to 1,583 square feet and offer private balconies/patios, nine-foot ceilings, granite countertops, stainless steel appliances, soaking tubs and stand-up showers, and optional attached one or two car garages.

The Sovereign Property is a multi-family, Class A community located at 5301 Tarrant Parkway, Fort Worth, Texas 76244. The community contains 322 units. The Sovereign Property includes amenities such as a resort style saltwater pool, poolside grills, resident retreat with a cyber/business center, a health club featuring a yoga studio, and optional attached parking. The one-, two- and three-bedroom units range from 660 to 1,515 square feet and offer private balconies/patios, nine-foot ceilings, granite countertops, stainless steel appliances, luxurious bathrooms and walk-in closets.

The Phillips Creek Property and the Sovereign Property are each managed by Carroll Management Group, LLC, an unaffiliated entity, under two separate property management agreements. Under the property management agreements, the management fee for each property is 3.0% of monthly gross receipts for that property to be deducted and paid monthly. Carroll Management Group, LLC, is also entitled to a construction management fee equal to 5.0% of any expenses incurred in connection with (a) all interior renovation projects in excess of $10,000, in the aggregate, in any single calendar year, (b) any individual capital expenditure project set forth in the Annual Business Plan, as shown in Exhibit D to the JV Agreement and as amended from time to time, and (c) any other individual capital expenditure project the cost of which exceeds $10,000, which fee shall be calculated and paid upon each respective draw.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Senior Loan Financing and Guaranty Related to the Acquisition of Villas Phillips Creek

The acquisition of the membership interests of Villas Phillips Creek by Phillips Creek Holdings and the subsequent transfer of the Phillips Creek Property to Phillips Creek Owner was funded with approximately $18.6 million of gross equity from the BR Carroll JV Entity, and a senior mortgage loan made by CBRE Capital Markets, Inc., on behalf of Freddie Mac, or the Phillips Creek Lender, to Phillips Creek Owner in the principal amount of approximately $38.7 million, or the Phillips Creek Senior Loan, which Phillips Creek Senior Loan is secured by the Phillips Creek Property and improvements.  The Phillips Creek Senior Loan has a 90-month term, maturing on May 1, 2023. The Phillips Creek Senior Loan requires interest only payments for the first 48 months.

Prepayment is locked out for the first 18 months of the Phillips Creek Senior Loan, and may be prepaid thereafter with a 1% make whole premium through and including January 31, 2023, and thereafter at par.

The interest rate during the term of the Phillips Creek Senior Loan is based on one-month LIBOR plus 2.29%, and is adjusted each month.

We entered into a guaranty to provide certain standard scope non-recourse carveout guarantees (and related hazardous materials indemnities) to the Phillips Creek Senior Loan which generally call for protection against losses by the Phillips Creek Lender for so-called “bad acts,” such as misrepresentations, and may include full recourse liability for more significant events such as bankruptcy, or the Phillips Creek Guaranty. Our financial obligations under the Phillips Creek Senior Loan and the Phillips Creek Guaranty, as discussed in this Item 2.03, arose on October 29, 2015 in connection with the closing of the Phillips Creek Senior Loan. Carroll Multifamily Real Estate Fund III, LP, a Carroll Member affiliate, entered into the Phillips Creek Guaranty on a joint and several basis with us, and the parties additionally entered into a backstop agreement pursuant to which the liability under the Phillips Creek Guaranty was allocated between the parties.

 Senior Loan Financing and Guaranty Related to the Acquisition of FW Tarrant

The acquisition of the membership interests of FW Tarrant by Sovereign Holdings and subsequent transfer of the Sovereign Property to Sovereign Owner was funded with approximately $16.0 million of gross equity from the BR Carroll JV Entity, and a senior mortgage loan made by The Northwestern Mutual Life Insurance Company, or the Sovereign Lender, to Sovereign Owner in the principal amount of approximately $28.9 million, or the Sovereign Senior Loan, which Sovereign Senior Loan is secured by the Sovereign Property and improvements.  The Sovereign Senior Loan has an 84-month term, maturing on November 10, 2022. The Sovereign Senior Loan requires interest only payments for the first 24 months.

The Sovereign Senior Loan may be prepaid at anytime with a prepayment fee equal to the greater of 1% of the outstanding principal of the Sovereign Senior Loan and the present value of the remaining payments under the Sovereign Senior Loan using a discount rate equal to the treasury rate with an additional 0.5% premium less the outstanding principal under the Sovereign Senior Loan.

The interest rate during the term of the Sovereign Senior Loan will be equal to 3.46%, and it will be calculated assuming each month contains thirty (30) days and each calendar years contains three hundred sixty (360) days.

We entered into a guaranty to provide certain recourse and non-recourse guarantees to the Sovereign Senior Loan which generally call for protection against losses by the Sovereign Lender for so-called “bad acts,” such as misrepresentations, and may include full recourse liability for more significant events such as bankruptcy, or the Sovereign Guaranty. We have also entered into a separate Environmental Indemnity Agreement with the Sovereign Lender with respect to the Sovereign Property, or the Sovereign Environmental Indemnity. Our financial obligations under the Sovereign Senior Loan, the Sovereign Environmental Indemnity and the Sovereign Guaranty, as discussed in this Item 2.03, arose on October 29, 2015 in connection with the closing of the Sovereign Senior Loan. Carroll Multifamily Real Estate Fund III, LP, a Carroll Member affiliate, entered into the Sovereign Guaranty on a joint and several basis with us, and the parties additionally entered into a backstop agreement pursuant to which the liability under the Sovereign Guaranty was allocated between the parties.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Real Estate Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financial statements (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before January 14, 2016, by amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: November 4, 2015	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer